UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2006

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices)         (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 — Registrant’s Business and Operations

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 6, 2006, Chad Leonard Smart, a member of the Board of Directors (the “Board”) of Net 1 UEPS Technologies, Inc. (“Net1” or the “Company”) since June 2004, informed the Company that he would resign from the Board effective immediately. Mr. Smart was one of the directors designated by Brait S.A. and its affiliates (“Brait”). Brait has agreed to reduce the number of directors appointed to the Board from three to two as a result of the reduction in its shareholding in Net1 over the past year.

Section 8 — Other Events

Item 8.01 Other Event

The Company issued a press release announcing Mr. Smart’s resignation on October 10, 2006. A copy of the press release is furnished with this Current Form 8-K as Exhibit 99.1, but is not incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Press Release, dated October 10, 2006.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: October 10, 2006	By:	/s/ Dr. Serge C.P. Belamant
Dr. Serge C.P. Belamant
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
99.1	Press Release, dated October 10, 2006.